Exhibit 2.2

AMENDMENT NO. 1 TO

PURCHASE AND SALE AGREEMENT

This AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of January 11, 2019 by and among TrailStone NA Oil & Refining Holdings, LLC, a Delaware limited liability company (“Seller”), Par Petroleum, LLC, a Delaware limited liability company (“Buyer”), and Par Pacific Holdings, Inc., a Delaware corporation (“Buyer Parent”). Seller, Buyer and Buyer Parent may be referred to herein each as a “Party” and together as the “Parties.”

WHEREAS, the Parties have previously executed that certain Purchase and Sale Agreement dated as of November 26, 2018 (the “Original Agreement”); and

WHEREAS, the Parties desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	The definition of “Tax Insurance Policy” in Section 1.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Tax Insurance Policy” means any tax insurance policy, independently or in the aggregate with other policies, obtained within thirty (30) days of the Closing Date by Buyer or any Buyer Parent Entity in connection with the transactions contemplated by this Agreement.”

2.	Section 10.11 of the Original Agreement is hereby amended by adding the following as clause (f):

“(f)    Notwithstanding anything prior to this Agreement, Seller may elect upon notice to Buyer to sell any shares of Buyer Parent Common Stock constituting the Holdback Amount, and Buyer and Buyer Parent shall cause the Transfer Agent to remove the Contract Legend in connection therewith; provided that such sale proceeds are deposited into an escrow account which shall be subject to the same release and timing provisions as this Section 10.11. The Parties shall in good faith, within fifteen (15) days following the Closing Date, select an escrow agent, agree upon and enter into a customary escrow arrangement with respect to any such sale proceeds, which escrow agreement shall have the same release and timing provisions as this Section 10.11. The costs, fees and out of pocket expenses of the escrow agent and its counsel incurred in connection with the escrow arrangement shall be borne solely by Seller.”

3.

Notwithstanding anything to the contrary in the Original Agreement, on or prior to January 11, 2019, Buyer shall deliver to Seller a wire transfer in immediately available funds to such account(s) as Seller shall have notified Buyer of any and all cash proceeds resulting from the termination of the Citi Hedging Facility on the date hereof.

4.

THIS AMENDMENT, THE ORIGINAL AGREEMENT AND THE EXHIBITS AND SCHEDULES THERETO, THE CONFIDENTIALITY AGREEMENT, THE BUYER LC AND THE TRANSACTION DOCUMENTS, COLLECTIVELY, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF.

5.

This Amendment shall not constitute an amendment or waiver of any provision of the Original Agreement not expressly referred to herein. The Original Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

6.

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile or pdf copies hereof or signature hereon shall, for all purposes, be deemed originals.

7.

The applicable provisions of Section 1.2 (Rules of Construction) of the Original Agreement and Section 11.12 (Governing Law; Venue; and Jurisdiction) of the Original Agreement shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

TRAILSTONE NA OIL & REFINING HOLDINGS, LLC

By:	/s/ John Redpath
Name: John Redpath Title: Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

PURCHASE AND SALE AGREEMENT

PAR PETROLEUM, LLC

By:	/s/ William Monteleone
Name: William Monteleone Title: Chief Financial Officer

PAR PACIFIC HOLDINGS, INC.

By:	/s/ William Monteleone
Name: William Monteleone Title: Chief Financial Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

PURCHASE AND SALE AGREEMENT